Exhibit 99.1

February 7, 2018

Dear Fellow Shareholders:

We finished 2017 on a strong note, which sets up very well for 2018, 2019, and beyond.

•	Online revenues were up 18% in Q4 2017. Core North American revenues were up for the first time since 2015.
•	IT Deal AlertTM Q4 2017 revenues were $14.1 million, up 58% versus Q4 2016, and $49.5 million for 2017, up 58% versus 2016.
•	Revenues from Priority EngineTM and Deal DataTM more than doubled in Q4 2017 versus Q4 2016.
•	The number of IT Deal Alert customers in Q4 2017 was over 600, up from over 400 a year ago.
•	We had over 40 new Priority Engine and Deal Data customers in Q4 2017.
•	24% of the revenue in Q4 2017 was derived from longer-term contracts.
•	Adjusted EBITDA was $8.1 million (27% adjusted EBITDA margin), up 73% versus Q4 2016.

We believe that we are still in the early innings of a megatrend, namely that our customers are in the early phases of using data to make their sales and marketing organizations more competitive and efficient. We are the clear leader in providing purchase intent data, which is helping our customers drive this transformation. We continue to invest and innovate in our IT Deal Alert suite of products. The foundation of this offering is Priority Engine. In the past year, we have added numerous new automated features aimed at reducing complexity and improving ease-of-use. We have integrated Priority Engine with the leading sales automation and marketing automation systems that our customers rely on. We have forged relationships with market leaders, DiscoverOrg and HG Data to integrate their valuable data sets into Priority Engine. We have several more important improvements that we will introduce in 2018. As a result, there are multiple growth drivers for Priority Engine including renewals, upselling and cross-selling, adding new customers and a recently-instituted double-digit price increase. In 2018, we are forecasting that IT Deal Alert revenues will overtake our core offerings and represent the majority of our business.

The success of Priority Engine drove our ability to deliver 24% of our revenue under longer-term contracts in Q4 2017.  Historically, we mostly sold 30, 60 and 90 day packages, so this is a huge improvement to our business. We believe we can get into the neighborhood of 30% of our revenue derived by longer-term contracts by the end of 2018 and higher than that in 2019 and beyond. This remains a key part of our strategy, as adding a more predictable and recurring revenue stream will create shareholder value.

In regards to our core offerings, we are glad to report that things are brightening. Many of the headwinds that we faced in recent years have alleviated. First of all, we will no longer have the negative comparisons from our discontinued face-to-face events business. Secondly, the dollar has weakened, which should theoretically help our international business. Most importantly, the temporary disruptions to the marketing budgets from four of our largest core customers, who were going through major divestitures or acquisitions, are now behind us as we begin 2018. We continue to see better metrics in regards to core spending by our customers that also use IT Deal Alert. As we continue to add more IT Deal Alert customers, this should also bode well for our core results.

As we built our budget for 2018, we operated under the assumption that IT spending in 2018 would be similar to the tepid spending in 2017. In a flattish spending environment, due to the market share we are gaining and because of the strength of our data

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offerings, we believe we can grow revenue double digits, which translates to approximately 30% adjusted EBITDA growth due to the healthy incremental EBITDA margins on our financial model. If IT spending grows, we believe that there is revenue and EBITDA upside to our model. Many believe that the recently passed Tax Reform Bill will be a catalyst for improved IT spending as a result of the ability to expense 100% of capital investments in the first year, the repatriation of cash held overseas, and the lower corporate tax rate. On January 16th, Gartner updated their 2018 IT spending forecast to 4.5% growth for overall IT spending and 9.8% growth for enterprise software, which along with cloud computing, is a very large market for us. We hope they are right. While we don’t expect that these changes will create a “light switch” moment where marketing budgets drastically increase overnight, an improving spending environment has historically led to more investments in marketing.

Q4 2017 Results (Unaudited, in 000’s)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2017	2016	% change	2017	2016	% change
Total Online	$30,303	$25,585	18%	$108,388	$101,827	6%
Total Online by Geographic Area:
North America:
North America IT Deal Alert	10,059	7,114	41%	36,622	25,743	42%
North America Core Online	10,143	9,614	6%	36,586	43,296	(15)%
Total North America Online	20,202	16,728	21%	73,208	69,039	6%
International:
International IT Deal Alert	4,037	1,811	123%	12,907	5,661	128%
International Core Online	6,064	7,046	(14)%	22,273	27,127	(18)%
Total International Online	10,101	8,857	14%	35,180	32,788	7%
Total Online by Product:
IT Deal Alert:
North America IT Deal Alert	10,059	7,114	41%	36,622	25,743	42%
International IT Deal Alert	4,037	1,811	123%	12,907	5,661	128%
Total IT Deal Alert	14,096	8,925	58%	49,529	31,404	58%
Core Online:
North America Core Online	10,143	9,614	6%	36,586	43,296	(15)%
International Core Online	6,064	7,046	(14)%	22,273	27,127	(18)%
Total Core Online	16,207	16,660	(3)%	58,859	70,423	(16)%
Total Events	$—	$1,085	(100)%	$168	$4,798	(96)%
Total Revenues	$30,303	$26,670	14%	$108,556	$106,625	2%
Adjusted EBITDA*	$8,084	$4,670	73%	$21,958	$18,536	18%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Letter to Shareholders.

Gross Profit Percentages

Total gross profit percentage for Q4 2017 was 76%, up 500 basis points from Q4 2016. Online gross profit percentage was 76% for Q4 2017, compared to 72% for Q4 2016. These improvements are due to higher online revenue and the discontinuation of our events product line that had lower gross profit percentages.

Balance Sheet

The Company’s balance sheet remains very strong.  As of December 31, 2017, we had $34.1 million in cash and investments and $32.2 million of outstanding term loan debt.

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Common Stock Repurchase Plan

In the quarter, we repurchased 206,109 shares of common stock at an average price of $13.87 for an aggregate purchase price of $2.9 million. There is approximately $4.0 million available under the $20 million repurchase program that we announced in June of 2016.

Traffic Update

Unpaid traffic represented 96% of overall traffic in the quarter. Organic traffic was up single digits sequentially, as compared to Q3 2017. Organic traffic was down single digits as compared to Q4 2016, which was a record traffic quarter.

2018 and Q1 Guidance

For Q1 2018, we expect revenues to be between $26.0 million and $27.0 million. We expect adjusted EBITDA to be between $3.5 million and $4.5 million.

For 2018, we expect revenues to be between $121.0 and $123.0 million. We expect adjusted EBITDA to be between $28.0 and $30.0 million.

Summary

As IT Deal Alert revenues will make up the majority of our revenues in 2018, our transformation to a data intent company is here. We were able to generate a significant amount of momentum in 2017 that has carried over to this year. We are very optimistic about our business in 2018 and beyond.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

(C) 2018 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (February 7, 2018). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning February 7, 2018 one (1) hour after the conference call through March 7, 2018 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10115382. International callers should dial 1-412-317-0088 and

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also use the conference number 10115382. Canadian callers should dial 1-855-669-9658 and also use the conference number 10115382. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this

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release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TechTarget, Inc.

Consolidated Statements of Operations

(in 000’s, except per share data)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Online	$30,303	$25,585	$108,388	$101,827
Events	—	1,085	168	4,798
Total revenues	30,303	26,670	108,556	106,625
Cost of revenues:
Online(1)	7,364	7,185	28,295	27,545
Events	—	623	41	2,672
Total cost of revenues	7,364	7,808	28,336	30,217
Gross profit	22,939	18,862	80,220	76,408
Operating expenses:
Selling and marketing(1)	11,741	10,985	44,747	44,316
Product development(1)	2,047	2,011	8,215	8,038
General and administrative(1)	2,670	2,978	12,212	12,370
Depreciation	1,218	1,097	4,467	4,084
Amortization of intangible assets	43	91	169	809
Total operating expenses	17,719	17,162	69,810	69,617
Operating income	5,220	1,700	10,410	6,791
Interest and other expense, net	(246)	(737)	(693)	(1,774)
Income before provision for income taxes	4,974	963	9,717	5,017
Provision for income taxes	1,577	873	2,914	2,598
Net income	$3,397	$90	$6,803	$2,419

Net income per common share:
Basic	$0.12	$—	$0.25	$0.08
Diluted	$0.12	$—	$0.24	$0.08
Weighted average common shares outstanding:
Basic	27,636	27,865	27,550	29,954
Diluted	28,408	28,298	28,271	30,774

(1)	Amounts include stock-based compensation expense as follows:

Cost of online revenues	$6	$22	$43	$112
Selling and marketing	959	1,016	4,120	4,119
Product development	19	35	112	159
General and administrative	619	709	2,637	2,462

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,966	$18,485
Short-term investments	7,650	10,988
Accounts receivable, net of allowance for doubtful accounts of $1,783 and $1,961 as of December 31, 2017 and 2016, respectively	29,601	22,551
Prepaid taxes	1,303	3,961
Prepaid expenses and other current assets	3,088	1,952
Total current assets	67,608	57,937
Property and equipment, net	9,786	9,232
Long-term investments	496	7,801
Goodwill	93,793	93,469
Intangible assets, net	506	601
Deferred tax assets	98	139
Other assets	882	898
Total assets	$173,169	$170,077
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,542	$2,100
Current portion of term loan	9,888	6,157
Accrued expenses and other current liabilities	3,343	2,792
Accrued compensation expenses	1,397	698
Income taxes payable	218	122
Deferred revenue	7,598	6,079
Total current liabilities	23,986	17,948
Long-term liabilities:
Long-term portion of term loan	22,339	32,286
Deferred rent	5,259	2,080
Deferred tax liabilities	838	200
Total liabilities	52,422	52,514
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 53,338,297 shares issued and 27,483,115 shares outstanding at December 31, 2017; 52,601,284 shares issued and 27,495,539 shares outstanding at December 31, 2016	53	52
Treasury stock, 25,855,182 and 25,105,745 shares at December 31, 2017 and 2016, respectively, at cost	(170,816)	(162,731)
Additional paid-in capital	300,763	296,853
Accumulated other comprehensive loss	65	(248)
Accumulated deficit	(9,318)	(16,363)
Total stockholders’ equity	120,747	117,563
Total liabilities and stockholders’ equity	$173,169	$170,077

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TechTarget, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income	$3,397	$90	$6,803	$2,419
Interest and other expense, net	246	737	693	1,774
Provision for income taxes	1,577	873	2,914	2,598
Depreciation	1,218	1,097	4,467	4,084
Amortization of intangible assets	43	91	169	809
EBITDA	6,481	2,888	15,046	11,684
Stock-based compensation expense	1,603	1,782	6,912	6,852
Adjusted EBITDA	$8,084	$4,670	$21,958	$18,536

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income	$3,397	$90	$6,803	$2,419
Provision for income taxes	1,577	873	2,914	2,598
Net income before taxes	4,974	963	9,717	5,017
Amortization of intangible assets	43	91	169	809
Stock-based compensation expense	1,603	1,782	6,912	6,852
Foreign exchange (gain) loss and interest on term loan	276	760	812	1,913
Adjusted income tax provision (1)	(1,307)	(702)	(5,258)	(4,573)
Adjusted net income	$5,589	$2,894	$12,352	$10,018

Net income per diluted share	$0.12	$0.00	$0.24	$0.08
Weighted average diluted shares outstanding	28,408	28,298	28,271	30,774

Adjusted net income per diluted share	$0.20	$0.10	$0.44	$0.33
Adjusted weighted average diluted shares outstanding	28,408	28,298	28,271	30,774

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended March 31, 2018

(in 000’s)

	Three Months Ended March 31, 2018
	Range
Total Revenues	$26,000	$27,000

Adjusted EBITDA	3,500	4,500
Depreciation, amortization and stock-based compensation	2,800	2,800
Interest and other expense, net	300	300
Provision for income taxes	100	400
Net income	$300	$1,000

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